Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 84	Trade Date: 2/17/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 2/20/2004

The date of this Pricing Supplement is February 17, 2004

CUSIP or Common Code:	41013MJ92	41013MK25	41013MK33	41013MK41	41013MK58

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$671,775.00	$1,470,144.00	$1,700,820.00	$2,618,816.00	$1,569,712.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	2/15/2007	2/15/2008	2/15/2009	2/15/2012	2/15/2012

Stated Annual Interest Rate:	2.400%	2.950%	3.350%	Step: 2.950% through 2/14/2006, and 5.500% thereafter (unless called)	4.150%

Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly	Monthly

First Payment Date:	3/15/2004	3/15/2004	3/15/2004	3/15/2004	3/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	2/15/2006 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 84	Trade Date: 2/17/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 2/20/2004

The date of this Pricing Supplement is February 17, 2004

CUSIP or Common Code:	41013MK66	41013MK74	41013MK82	41013MK90

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$692,455.00	$2,363,895.00	$603,680.00	$5,717,400.00

Discounts and Commissions:	1.500%	1.750%	2.000%	2.500%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.850%

Maturity Date:	2/15/2014	2/15/2016	2/15/2019	2/15/2024

Stated Annual Interest Rate:	4.550%	5.050%	5.300%	5.500%

Interest Payment Frequency:	Semi	Semi	Semi	Semi

First Payment Date:	8/15/2004	8/15/2004	8/15/2004	8/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	8/15/2006 Callable one time only at 100% on call date above with 30 days notice.	2/15/2007 Callable one time only at 100% on call date above with 30 days notice.	2/15/2008 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.